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                                                                 EXHIBIT 1.1




                      FUND AMERICA INVESTORS CORPORATION II

                                       AND

                                THE UNDERWRITERS


                             UNDERWRITING AGREEMENT

                                       FOR

                    FUND AMERICA INVESTORS TRUST 1997 - NMC1

                      COLLATERALIZED MORTGAGE OBLIGATIONS,
                               SERIES 1997 - NMC1





















September 17, 1997


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                              [Underwriting Agent]


                               September 17, 1997





Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

ContiFinancial Services Corporation
277 Park Avenue
New York, New York 10172

         Fund America Investors Corporation II (the "Company") hereby enters into this Underwriting Agreement (the "Agreement") and, subject to the terms and conditions stated herein, proposes to cause Fund America Investors Trust 1997-NMC1 (the "Issuer") to issue and sell to Greenwich Capital Markets, Inc. collateralized mortgage obligations (the "Obligations") issued pursuant to an Indenture (the "Indenture") to be dated as of September 1, 1997, between the Issuer and Norwest Bank Minnesota, National Association, as indenture trustee (the "Trustee"). Greenwich Capital Markets, Inc. and ContiFinancial Services Corporation will act as underwriters (collectively the "Underwriters"). The Obligations will be secured by a pool (the "Pool") of mortgage loans (the "Mortgage Loans") listed in an attachment to the Indenture. The Obligations will be issued in a single class. The Obligations will be described more fully in the Basic Prospectus and the related Prospectus Supplement (each of which terms is defined below) which the Company will furnish to the Underwriters.

         On or prior to the date of issuance of the Obligations, the Company will obtain a financial guaranty insurance policy (the "Policy") issued by MBIA Insurance Corp. (the "Insurer") which, subject to the terms of the Policy, will unconditionally and irrevocably guarantee for the benefit of the holders of the Obligations to be purchased pursuant to this Agreement, full and complete payment of the amounts payable on the Obligations other than such amounts as are excluded by the Policy.


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         As used herein, the term "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto; the term "Agreement," "this Agreement" and terms of similar import shall mean this Underwriting Agreement and the term "Closing Date" shall mean September 30, 1997. All capitalized terms used but not otherwise defined herein have the respective meanings set forth in the form of the Prospectus (as defined below).

         1. Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, each Underwriter that:

                  A. A registration statement on Form S-3 (Registration No. 33-73748), including a prospectus and a form of prospectus supplement that contemplates the offering of collateralized mortgage obligations from time to time, has been filed by the Company with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended and the rules and regulations of the Commission thereunder (collectively, the "1933 Act"), and as amended from time to time by one or more amendments, including post-effective amendments, has been declared effective by the Commission. The Company will cause to be filed with the Commission, after effectiveness of such registration statement (and any such post-effective amendments), a final prospectus in accordance with Rules 415 and 424(b)(2) under the 1933 Act, relating to the Obligations.

                     As used herein, the term "Effective Date" shall mean the date that the Registration Statement (including the most recently filed post-effective amendment, if any) became effective
         "Registration Statement" shall mean the registration statement referred to in the preceding paragraph, including the exhibits thereto and any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act specifically relating to the terms of the Obligations or the Mortgage Loans securing the Obligations and filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except that if the Registration Statement is amended by the filing with the Commission of a post-effective amendment thereto, the term "Registration Statement" shall mean collectively the Registration Statement, as amended by the most recently filed post-effective amendment thereto, in the form in which it was declared effective by the Commission. The prospectus dated September 17, 1997, which constitutes a part of the Registration Statement, together with the prospectus supplement dated the date hereof (the "Prospectus Supplement"), relating to the offering of the Obligations, including any documents incorporated therein by reference pursuant to the Exchange Act, are hereinafter referred to collectively as the "Prospectus," except that if the Prospectus is thereafter amended or supplemented pursuant to Rule 424(b), the term "Prospectus" shall mean the prospectus, as so amended or supplemented pursuant to Rule 424(b), from and after the date on which such amended prospectus or supplement is filed with the Commission. Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 402(a) or Rule 424 is hereinafter called a "Preliminary Prospectus Supplement." Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or


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the issue date of the Prospectus or Prospectus Supplement, as the case may be, incorporated therein by reference.

                   B. As of the date hereof, and as of the dates when the Registration Statement became effective, when the Prospectus Supplement is first filed pursuant to Rule 424(b) under the 1933 Act, when, prior to the Closing Date, any other amendment to the Registration Statement becomes effective, and when any supplement to the Prospectus is filed with the Commission, and at the Closing Date, (i) the Registration Statement, as amended, as of any such time, and the Prospectus, as amended or supplemented as of any such time, complied or will comply in all material respects with the applicable requirements of the 1933 Act, (ii) the Registration Statement, as amended, as of any such time, did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus, as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (a) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters as set forth in this Agreement specifically for use in connection with the preparation of the Registration Statement or the Prospectus or (b) calculations made by the Underwriters and contained in any "Computational Materials" or "Structural Term Sheets" (each as defined below) provided by the Underwriters to the Company pursuant to Section 4 except to the extent that the information set forth therein is based on errors or mistakes in the "Pool Information". Pool Information means information with respect to the characteristics of the Mortgage Loans as provided by or on behalf of the Company to the Underwriters.

                   C. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it, and as described in the Prospectus, and is duly qualified to do business in each jurisdiction in which it owns or leases real property (to the extent such qualification is required by applicable law) or in which the conduct of its business requires such qualification except where the failure to be so qualified does not involve (i) a material risk to, or a material adverse effect on, the business, properties, financial position, operation or results of operations of the Company or (ii) any risk whatsoever as to the enforceability of any Mortgage Loan.

                   D. There are no actions, proceedings or investigations pending, or, to the knowledge of the Company, threatened, before any court, governmental agency or body or other tribunal (i) asserting the invalidity of this Agreement, the Obligations, the Insurance Agreement dated as of September 1, 1997 (the "Insurance Agreement") among the Company, National Mortgage Corporation, the Insurer, the Trustee and the Underwriters, the Sales Agreement (as defined in the Prospectus Supplement), or the


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         Trust Agreement (as defined in the Prospectus Supplement), (ii) seeking to prevent the issuance of the Obligations or the consummation of any of the transactions contemplated by this Agreement or the Indenture,
         (iii) which may, individually or in the aggregate, materially and adversely affect the validity or enforceability of, this Agreement, the Obligations or the Trust Agreement, or the performance by the Company of its obligations under this Agreement or the Trust Agreement, or (iv) which may affect adversely the federal income tax attributes of the Obligations as described in the Prospectus.

                  E. The execution and delivery by the Company of this Agreement, the Insurance Agreement and the Trust Agreement, the formation by the Company of the Issuer and the direction by the Company on behalf of the Issuer to the Trustee to execute, countersign, authenticate and deliver the Obligations and the transfer and delivery of the Mortgage Loans to the Issuer by the Company are within the corporate power of the Company and have been, or will be, prior to the Closing Date duly authorized by all necessary corporate action on the part of the Company and the execution and delivery of such instruments, the consummation of the transactions therein contemplated and compliance with the provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute or any agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company's articles of incorporation or bylaws, or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Company or any of its properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body or other tribunal is required for the consummation of the transactions contemplated by this Agreement or the Prospectus in connection with the sale of the Obligations by the Company. The Company is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Company, which materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Company to perform its obligations under this Agreement or the Insurance Agreement or (ii) the business, operations, results of operations, financial position, income, properties or assets of the Company.

                  F. This Agreement and the Insurance Agreement have been duly and validly authorized, executed and delivered by the Company. Assuming the due execution and delivery by the parties thereto, the Indenture will constitute the legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors, and (ii) general principles of equity, whether enforcement is sought in a proceeding at law or in equity.


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                  G. The Obligations will conform in all material respects to the description thereof contained in the Prospectus, and the direction by the Company on behalf of the Issuer to the Trustee to execute, countersign, authenticate and deliver the Obligations will be duly and validly authorized and, when the Obligations have been duly and validly executed, authenticated, issued and delivered in accordance with the Indenture and sold to the Underwriters as provided herein, the Obligations have been validly issued and outstanding and entitled to the benefits of the Indenture.

                  H. At the Closing Date, the Mortgage Loans will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties contained in this Agreement will be true and correct in all material respects.

                  I. The transfer of the Mortgage Loans to the Issuer at the Closing Date will be treated by the Company for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

                  J. The Company possesses all material licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and there are no proceedings, pending or, to the best knowledge of the Company, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the performance by the Company of its obligations under this Agreement or the validity or enforceability of the obligations.

                  K. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, the Insurance Agreement and the Indenture, or the execution and issuance of the Obligations have been or will be paid at or prior to the Closing Date.

                  L. The Indenture will conform in all material respects to the description thereof contained in the Prospectus.

                  M. The Company is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information with respect to the offering of the Obligations, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or
         (iii) any notification with respect to the suspension of the qualification of the Obligations for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  N. Each assignment of Mortgage required to be prepared pursuant to the Indenture is based on forms recently utilized by the Company with respect to mortgaged properties located in the appropriate jurisdiction and used in the regular course of the


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         Company's business. Based on the Company's experience with such matters it is reasonable to believe that upon execution each such assignment will be in recordable form and will be sufficient to effect the assignment of the Mortgage to which it relates as provided in the Indenture.

                  O. No commission or other fee is owed by the Company to any broker, arranger or other similar person in connection with the sale of the Mortgage Loans or the Obligations.

         Any certificate signed by any officer of the Company and delivered to the Underwriters in connection with the sale of the Obligations to such Underwriters shall be deemed a representation and warranty as to the matters covered thereby by the Company to each person to whom the representations and warranties in this Section 1 are made.

         2.   Agreements of the Underwriters.

                  A. The several Underwriters agree with the Company that upon the execution of this Agreement and authorization by the Underwriters of the release of the Obligations, the Underwriters shall offer such Obligations for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

                  B.  Each Underwriter represents and agrees that:

                                    (i)   it has not offered or sold and will
                           not offer or sell, prior to the date six months after their date of issuance, any Obligations to persons in the United Kingdom, except to persons whose activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations of 1995;

                                    (ii)  it has complied and will comply with
                           all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the Obligations in, from or otherwise involving the United Kingdom;

                                    (iii) it has only issued or passed on and
                           will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issuance of the Obligations only if that person is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exceptions) Order 1995, as amended, or such person is one to whom the document can lawfully be issued or passed on;


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                                    (iv) no action has been or will be taken by
                           such Underwriter that would permit a public offering of the Obligations or distribution of the Prospectus or Prospectus Supplement or any Computational Materials or ABS Term Sheets or any other offering material in relation to the Obligations in any non-U.S. jurisdiction where action for that purpose is required unless the Company has agreed to such actions and such actions have been taken; and

                                    (v) it understands that, in connection with
                           the issuance, offer and sale of the Obligations and with the distribution of the Prospectus or Prospectus Supplement or any Computational Materials or ABS Terms Sheets or any other offering material in relation to the Obligations in, to or from any non-U.S. jurisdiction, the Company has not taken and will not take any action, and such Underwriter will not offer, sell or deliver any Obligations or distribute the Prospectus or Prospectus Supplement or any Computational Materials or ABS Term Sheets or any other offering material relating to the Obligations in, to or from any non-U.S. jurisdiction except under circumstances which will result in compliance with applicable laws and regulations and which will not impose any liability, obligation or responsibility on the Company or the other Underwriters.

                  C. Each Underwriter represents and warrants to, and agrees with, the Company as of the date hereof that the Underwriter has complied and will comply with all of its obligations arising under Sections 4I and 4J and, with respect to the Computational Materials and ABS Term Sheets, provided by the Underwriters to the Company pursuant to Sections 4I and 4J, in the calculations made by the Underwriters in such Computation Materials and ABS Term Sheets are accurate in all material respects (taking into account the assumptions explicitly set forth in such Computational Materials and ABS Term Sheets, except for any errors therein attributable to errors or mistakes in the Pool Information). The Computational Materials and ABS Term Sheets provided by the Underwriters to the Company constitutes a complete set of the Computational Materials and ABS Term Sheets required to be filed with the Commission pursuant to the No-Action Letters. Such Computational Materials and ABS Term Sheets comply with the requirements of the Kidder Letters and the PSA Letters referred to in Sections 4I and 4J.

         3. Purchase, Sale and Delivery of the Obligations. The Company hereby agrees, subject to the terms and conditions hereof, to sell the Obligations to the Underwriters, who, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, hereby agree, severally and not jointly, to purchase the entire aggregate principal amount of the Obligations in the amounts and at the purchase price percentage set forth in Schedule I to this Agreement. At the time of issuance of the Obligations, the Mortgage Loans will be sold by National Mortgage Corporation to the Company pursuant to the Mortgage Loan Sales Agreement and by the Company to the Issuer pursuant to the Mortgage Loan Contribution Agreement and pledged by the Issuer to the Indenture Trustee pursuant to the Indenture. National Mortgage Corporation


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will be obligated, under the Servicing Agreement, to service the Mortgage Loans either directly or through subservicers.

         The Obligations to be purchased by the Underwriters will be delivered by the Company to the Underwriters (which delivery shall be made through the facilities of The Depository Trust Company ("DTC") or Cedel Bank, societe anonyme or the Euroclear System) against payment of the purchase price therefor, in an amount equal to the percentage of the aggregate original principal amount thereof as specified in the Schedule I to this Agreement, plus interest accrued, if any, at the rate on the aggregate original principal amount thereof from the date specified therein to, but not including, the Closing Date, by a same day federal funds wire payable to the order of the Company.

         Settlement shall take place at the specified offices of Hunton & Williams, at 10:00 a.m., New York City time, on September 30, 1997, or at such other place and at such other time thereafter (such time being herein referred to as the "Closing Date"), in each case as the Underwriters and the Company shall determine. The Obligations will be prepared in definitive form and in such authorized denominations as the Underwriters may request, registered in the name of Cede & Co., as nominee of DTC.

         The Company agrees to have the Obligations available for inspection and review by the Underwriters in New York City not later than 11:00 a.m. New York City time on the business day prior to the Closing Date.

         4. Covenants of the Company. The Company covenants and agrees with each Underwriter that:

                  A. The Company will promptly advise the Underwriters and counsel to the Underwriters (i) when any amendment to the Registration Statement relating to the offering of the Obligations shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information to the extent applicable to the offering of the Obligations, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Obligations for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will not file any amendment to the Registration Statement or supplement to the Prospectus after the date of this Agreement and prior to the Closing Date for the Obligations unless the Company has furnished the Underwriters and counsel to the Underwriters copies of such amendment or supplement for their review prior to filing and will not file any such proposed amendment or supplement to which the Underwriters reasonably and promptly objects, unless such filing is required by law. The Company will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

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               B. If, at any time during the period in which the Prospectus is required by law to be delivered, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the 1933 Act or the rules under the 1933 Act, the Company will promptly prepare and file with the Commission, subject to Paragraph A of this
         Section 4, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, will use its best efforts to cause such post-effective amendment of the Registration Statement to become effective as soon as possible.

                C. The Company will furnish to the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto), any documents incorporated therein by reference, and, so long as delivery of a prospectus by the Underwriters or a dealer may be required by the 1933 Act, as many copies of the Prospectus, as amended or supplemented, and any amendments and supplements thereto as the Underwriters may reasonably request. The Company will pay the expenses of printing all offering documents relating to the offering of the Obligations.

                D. As soon as practicable, but not later than eighteen months after the effective date of the Registration Statement, the Company will cause the Issuer to make generally available to holders of Obligations an earnings statement of the Issuer (which need not be audited) complying with Section 11 (a) of the 1933 Act and the rules and Regulations of the Commission thereunder. Such statement will be filed with the Commission pursuant to the provisions of the Exchange Act.

                E. So long as any of the Obligations are outstanding, the Company will cause to be delivered to the Underwriters, (i) all documents required to be distributed to the holders of the Obligations, (ii) from time to time, any other information concerning the Issuer filed with any government or regulatory authority that is otherwise publicly available, as the Underwriters may reasonably request, (iii) the annual statement as to compliance delivered to the Trustee pursuant to the Indenture, (iv) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to the Indenture and (v) any information required to be delivered by the Company or the Servicer to the Trustee to be distributed to holders of the Obligations pursuant to the Indenture.

                F. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is consummated, will pay all expenses in connection with the transactions contemplated herein, including but not limited to (i) the expenses of printing (or otherwise reproducing) all documents relating to the offering and the fees and disbursements of its counsel incurred in connection with the issuance and delivery of the Obligations, (ii) the preparation of all documents specified in this Agreement, (iii) any


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         fees and expenses of the Trustee, the Insurer and any other credit support provider (including reasonable legal fees) that are not payable by or from the Issuer or any other party, (iv) any accounting fees and disbursements relating to the offering of the Obligations, (v) any fees charged by rating agencies for rating the Obligations, (vi) any reasonable fees and disbursements of counsel to the Underwriters relating to Blue Sky undertakings, and (vii) the fees and charges related to the filing with the Commission of such Current Reports on Form 8-K and such other materials as are contemplated hereby, whether pursuant to EDGAR or otherwise.

                  G. The Company will endeavor to qualify the Obligations for sale to the extent necessary under any state securities or Blue Sky laws in any jurisdictions as may be reasonably requested by the Underwriters, if any, and will pay all expenses (including reasonable fees and disbursements of counsel to the Underwriters) in connection with such qualification and in connection with the determination of the eligibility of the Obligations for investment under the laws of such jurisdictions as the Underwriters may reasonably designate, if any.

                  H. The Company will file with the Commission within fifteen days of the Closing Date, a Current Report on Form 8-K setting forth specific information concerning the description of the Mortgage Pool (the "Form 8-K -- Mortgage Pool"). Without limiting the generality of any other provision hereof, such Form 8-K -- Mortgage Pool shall be deemed to be a part of the Registration Statement and Prospectus from and after the date it is first filed with the Commission.

                  I. The Company will cause any Computational Materials (as defined below) with respect to the Obligations which are delivered by any Underwriter to the Company hereunder to be filed with the Commission on a Current Report on Form 8-K (the "Form 8-K -- Computational Materials") at or before the time of filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act. Each Underwriter shall deliver to the Company (or counsel to the Company) prior to the distribution thereof a complete copy of all materials (which, if reasonably requested by the Company, shall be on computer compatible disk or such other acceptable electronic form) proposed to be provided by such Underwriter to prospective investors in such Obligations which constitute or are deemed to constitute Computational Materials or ABS Term Sheets. The Company shall promptly, and in any event within one business day of the receipt thereof either approve such materials or communicate corrections, additions and/or deletions to the Underwriters and the Underwriters shall submit revised materials to the Company. Each Underwriter shall deliver the final form of any such materials to the Company within one business day of the date or dates on which the related Form 8-K -- Computational Materials or Form 8-K -- ABS Term Sheets (as defined herein) relating to the Obligations are required to be filed by the Company with the Commission pursuant to Sections 4I or 4J hereof. The parties hereto agree that the Company shall have no liability for any failure to file such Computational Materials on such date if the related Underwriter has not delivered such materials to the Company one business day prior to the date such filing is to be made. "Computational Materials" shall mean those materials


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         delivered by an Underwriter to the Company within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") for which the filing of such material is a condition of the relief granted in such letters.

                  J. The Company will cause any ABS Term Sheets (as defined below) with respect to the Obligations which are delivered by any Underwriter to the Company pursuant to Section 9 hereof to be filed with the Commission on one or more Current Reports on Form 8-K (collectively, the "Form 8-K -- ABS Term Sheets") (i) at or before the time of filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act, in the case of Structural Term Sheets and (ii) within two business days of first use in the case of Collateral Term Sheets. Each Underwriter shall deliver to the Company (or counsel to the Company) prior to the distribution thereof a complete copy of all materials (which, if reasonably requested by the Company, shall be on computer compatible disk or such other acceptable electronic form) proposed to be provided by such Underwriter to prospective investors in such Obligations which constitute or are deemed to constitute Computational Materials or ABS Term Sheets. The Company shall promptly, and in any event within one business day of the receipt thereof either approve such materials or communicate corrections, additions and/or deletions to the Underwriters and the Underwriters shall submit revised materials to the Company. The parties hereto agree that the Company shall have no liability for any failure to file such ABS Term Sheets on such dates if the related Underwriter has not delivered such materials to the Company one business day prior to the date such filing is to be made. "ABS Term Sheet" shall mean those materials delivered by an Underwriter to the Company in the form of "Structural Term Sheets" or "Collateral Term Sheets", in each case within the meaning of the no-action letter dated February 13, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter") for which the filing of such material is a condition of the relief granted in such letter.

         5. Conditions of the Underwriters' Obligation. The obligation of the Underwriters to purchase and pay for the Obligations as provided herein shall be subject to the accuracy as of the date hereof, the Execution Time and the Closing Date (as if made at such Closing Date) of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificate or other document delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                  A. The Registration Statement shall have become effective no later than the date hereof, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and the Prospectus shall have been filed pursuant to Rule 424(b) of the 1933 Act as shall be required pursuant to such Rule.

                  B. The Underwriters shall have received the Indenture and the Obligations in form and substance satisfactory to the Underwriters, duly executed by all signatories required pursuant to the respective terms thereof.

                  C. (1) The Underwriters shall have received the favorable opinion of Hunton & Williams, special counsel to the Company, or of such other counsel to the Company as shall be acceptable to the Underwriters

                         (2) The Underwriters shall have received the favorable opinion of Dewey Ballantine, special counsel to the Underwriters, dated the Closing Date, with respect to the Indenture, the Obligations, the due authorization, execution and delivery of this Agreement, and such other matters as the Underwriters may reasonably request.

                         In rendering their opinions, the counsel described in this Paragraph C may rely, as to matters of fact, on certificates of responsible officers of the Company, National Mortgage Corporation, the Owner Trustee, the Trustee and public officials. Such opinions may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company.

                  D. The Underwriters shall have received a letter from Deloitte & Touche dated the date of the Prospectus Supplement, in form and substance satisfactory to the Underwriters, to the effect that they have performed certain specified procedures requested by the Underwriters with respect to the information set forth in the Prospectus, the Computational Materials and the ABS Term Sheets and certain matters relating to National Mortgage Corporation.

                  E. The Obligations shall have been rated in the highest rating category by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc., and such ratings shall not have been rescinded. The Underwriters and counsel for the Underwriters shall have received copies, addressed to the Underwriters and upon which they may rely, of any opinions of counsel supplied to the rating organizations relating to any matters with respect to the Obligations. Any such opinions shall be dated the Closing Date.

                  F. The Underwriters shall have received from the Company a certificate, signed by the president, an executive vice president or a vice president of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Indenture and this Agreement and that, to the best of his or her knowledge based upon reasonable investigation, the representations and warranties of the Company in this Agreement, as of the Closing Date, are true and correct, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

                  The Company shall attach to such certificate an incumbency certificate and shall certify in an officer's certificate a true and correct copy of its articles of incorporation and bylaws which are in full force and effect as of each relevant date and on the date of such certificate and a certified true copy of the resolutions of its Board of Directors with respect to the transactions contemplated herein.

                  G. The Underwriters shall have received a favorable opinion of counsel to the Trustee, dated the Closing Date, in form and substance satisfactory to the Underwriters.

                  In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Company, the Trustee and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Issuer.

                  H. The Underwriters shall have received a favorable opinion of counsel to the Insurer, dated the Closing Date, in form and substance satisfactory to the Underwriters.

                  In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Company, the Insurer and public officials. Such opinion may also assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Issuer.

                  I. The Underwriters shall have received from the Trustee a certificate, signed by an authorized officer or representative of the Trustee, dated the Closing Date, to the effect that each person who, as an officer or representative of the Trustee, signed or signs the Obligations, the Indenture or any other document delivered pursuant hereto, on the Execution Time or on the Closing Date, in connection with the transactions described in the Indenture was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

                  J. The Underwriters shall have received from the Issuer a certificate, signed by the president, a senior vice president or a vice president of the Issuer, dated the Closing Date, to the effect that each person who, as an officer or representative of the Issuer, signed or signs the Obligations, the Indenture or any other document delivered pursuant hereto, on the Execution Time or on the Closing Date, in connection with the transactions described in the Indenture was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures. The Policy shall have been duly executed and issued at or prior to the Closing Date and shall conform in all material respects to the description thereof in the Prospectus.

                  K. On or prior to the Closing Date, there has been no downgrading, nor has any notice been given of any intended or potential downgrading.

                  L. On or prior to the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change in rating the direction of which has not been indicated, in the rating accorded the Insurer's claims paying ability by any "nationally recognized statistical rating organization" (as such term is defined for purposes of the Exchange Act).

                  M. There has not occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, since the Date of this Agreement, of (i) the Company, or (ii) the Insurer, that is in the Underwriters' judgment material and adverse or that makes it in the Underwriters' judgment impracticable to market the Obligations on the terms and in the manner contemplated in the Prospectus.

                  N. The Underwriters and counsel for the Underwriters shall have received copies of any separate opinions of counsel to the Company, the Insurer or the Issuer supplied to the Trustee relating to matters with respect to the Obligations or the Policy, and such opinions shall be dated the Closing Date.

                  O. The Underwriters shall have received such further information, certificates and documents as the Underwriters may reasonably have requested not less than one (1) full business day prior to the Closing Date.

                  P. There shall have been executed and delivered by National Mortgage Corporation a letter agreement with the Underwriters, pursuant to which National Mortgage Corporation agrees to become jointly and severally liable with the Company for the payment of the Joint and Several Obligations (as defined in such letter agreement). Such letter agreement with the Underwriters is substantially in the form of Exhibit A hereto.

         If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects, as determined by the Underwriters and counsel to the Underwriters, when and as provided in this Agreement, this Agreement and all obligations of the Underwriters hereunder, may be canceled on, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

         6. Expenses. If the sale of the Obligations provided for herein is not consummated by reason of a default by the Company (not resulting from a default by the Underwriters) in its obligations hereunder, then the Company will reimburse the Underwriters, upon demand, for all reasonable out-of-pocket expenses that shall have been incurred by them in connection with their investigation with regard to the Company and the Obligations and the proposed purchase and sale of the Obligations.

         7. Indemnification and Contribution.

                  A. The Company will indemnify and hold harmless each Underwriter, each of their respective officers and directors and each person who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act, against any and all losses, claims, damages, or liabilities (including the cost of any investigation, legal and other expenses reasonably incurred in connection with and amounts paid in settlement of any action, suit, proceeding or claim asserted), joint or several, to which they or any of them may become subject, under the 1933 Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, (ii) in the Prospectus or arise out of or are based upon the omission or alleged omission to state there in a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) in the Computational Materials or ABS Terms Sheets or arise out of or are based upon the omission or alleged omission to state there in a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that (a) the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made (i) therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of an Underwriter, as described (and to the extent described) in Section 8 of this Agreement or (ii) in any Computational Materials or ABS Term Sheets provided by the Underwriters to the Company pursuant to Sections 4I and 4J (except to the extent that any untrue statements or errors contained therein are based on or constitute Pool Information provided by the Company), and (b) such indemnity with respect to any Corrected Statement (as defined below) in such Prospectus (or supplement thereto) shall not inure to the benefit of such Underwriter (or any person controlling such Underwriter) from whom the person asserting any loss, claim, damage or liability purchased the Obligations that are the subject thereof if such person did not receive a copy of a supplement to such Prospectus at or prior to the confirmation of the sale of such Obligations and the untrue statement or omission of a material fact contained in such Prospectus (or supplement thereto) was corrected (a "Corrected Statement") in such other supplement and such supplement timely was furnished by the Company to such Underwriter within a reasonable time prior to the delivery of such confirmation. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  B. Each Underwriter, will severally indemnify and hold harmless the Company, each of its officers and directors and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities to which they or any of them become subject under the 1933 Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, to the same extent as the foregoing indemnity, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading or in (ii) the Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter, as described in Section 8 of this Agreement or in (iii) any calculations made by the Underwriters contained in Computational Materials or ABS Terms Sheets provided by the Underwriters pursuant to Sections 4I and 4J (except to the extent that any untrue statements or errors contained therein attributable to errors or mistakes in the Pool Information provided by the Company), and such Underwriter or the Underwriters, as the case may be, will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against such loss, claim, damage, liability or action.

                  C. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Paragraphs A and B above, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing thereof; but the omission to notify the indemnifying party shall not relieve such indemnifying party from any liability which it may have to any indemnified party otherwise than under such Paragraph. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or
         (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or because different defenses are available to such parties. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters in the case of parties indemnified pursuant to Paragraph A and by the Company in the case of parties indemnified pursuant to Paragraph B. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  D. If the indemnification provided for in this 7 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the sale of the Obligations.

                  The relative benefits received by the Company and the Underwriters shall be deemed to be in such proportion so that the Underwriters are responsible for that portion determined by multiplying the total amount of such losses, claims, damages and liabilities, including legal and other expenses, by a fraction, the numerator of which is (x) the excess of the Aggregate Resale Price of the Obligations over the aggregate purchase price of the Obligations specified in Schedule I and the denominator of which is (y) the Aggregate Resale Price of such Obligations, and the Company is responsible for the balance, provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding sentence, the "Aggregate Resale Price" of the Obligations at the time of any determination shall be the weighted average of the purchase prices (in each case expressed as a percentage of the aggregate principal amount of the Obligations so purchased), determined on the basis of such principal amounts, paid to the Underwriters by all initial purchasers of the Obligations from the Underwriters.

                  E. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Paragraph D. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Paragraph D shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 8D, the Underwriters shall not be required to contribute any amount by which the difference between the Aggregate Resale Price and the aggregate purchase price of the Obligations specified in Schedule I exceeds the amount of any damages that the

         Underwriters have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

                  F. The Company and the Underwriters each expressly waive, and agree not to assert, any defense to their respective indemnification and contribution obligations under this Section 7 which they might otherwise assert based upon any claim that such obligations are unenforceable under federal or state securities laws or by reasons of public policy.

                  G. The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the 1933 Act or the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act; provided, however, that in no event shall the Company or the Underwriters be liable for double indemnification.

         8. Information. Supplied by Underwriters; Representations and Warranties of the Underwriters. The Underwriters and the Company agree that the following constitute the only information furnished by the Underwriters to the Company for the purposes of Sections 1B and 7A hereof:

                                    (i)  the statements set forth in the last
                           paragraph on the front cover page of the Prospectus Supplement regarding market making, and information under the heading "Underwriting" in the Prospectus Supplement, to the extent such information relates to all of the Underwriters and not to any particular Underwriter or affiliate of any particular Underwriter, have been supplied by or on behalf of all of the Underwriters jointly;

                                    (ii) the information under the heading
                           "Underwriting" in the Prospectus Supplement, to the extent such information relates to a particular Underwriter or affiliate of such Underwriter.

         9. Default by either of the Underwriters. If either of the Underwriters participating in the offering of Obligations shall fail at the applicable Closing Time to purchase the Obligations which it is obligated to purchase hereunder (the "Defaulted Obligations"), then the Company shall have the right, within 24 hours thereafter, to make arrangements for the non-defaulting Underwriter, or any other Underwriter, to purchase all, but not less than all, of the Defaulted Obligations in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Company has not completed such arrangements within such 24-hour period, then:

                                    (i)  if the aggregate principal amount of
                           Defaulted Obligations
                           does not exceed 10% of the aggregate principal amount of the Obligations to be purchased pursuant hereto, the non-defaulting Underwriter shall be obligated to purchase the full amount thereof, or

                                    (ii) if the aggregate principal amount of
                           Defaulted Obligations exceeds 10% of the aggregate principal amount of the Obligations to be purchased pursuant hereto , this Agreement shall terminate, without any liability of the non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve the Defaulting Underwriter from liability with respect to any default of such Underwriter under this Agreement

         In the event of a default by either Underwriter as set forth in this Section, the Company shall have the right to postpone the applicable Closing Time for a period of time not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

         10. Notices. All communications hereunder shall be in writing and, if sent to any Underwriter, shall be mailed or delivered or telecopied and confirmed in writing to such Underwriter and, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed in writing to the Company at Fund America Investors Corporation II , 6400 South Fiddler's Green Circle, Suite 1200 B, Englewood, CO 80111, Attention: Steven B.
Chotin, President.

         11. Survival. All representations, warranties, covenants and agreements of the Company contained herein or in agreements or certificates delivered pursuant hereto, the agreements of the Underwriters and the Company contained in
Section 7 hereof, and the representations, warranties and agreements of the Underwriters contained in Section 2 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling persons, or any subsequent purchaser or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Obligations. The provisions of Sections 4, 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

         12. Termination. The Underwriters shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the applicable Closing Date if (a) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board Options Exchange, the Chicago Board of Trade or the London Stock Exchange Limited, (b) a general moratorium on commercial banking activities shall have been declared by any of the federal or New York State authorities, (c) there shall have occurred any outbreak or escalation of hostilities or any change in the national or international financial markets or any calamity or crisis which, in the Underwriters' reasonable judgment, is material and adverse, and, in the case of any of the events specified in clauses
(a) through (c), such event singly or together with any other such event makes it in the Underwriters' reasonable judgment impractical to market the Obligations. Any such termination shall be without liability of any other party except that the provisions of Paragraph G of
Section 4 (except with respect to expenses of the Underwriters) and Section 7 hereof shall at all times be effective. If the Underwriters elect to terminate this Agreement as provided in this Section 12, the Company shall be notified promptly by the Underwriters by telephone, telegram or facsimile transmission, in any case, confirmed by letter.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns (which successors and assigns do not include any person purchasing any of the Obligations from the Underwriters), and the officers and directors and controlling persons referred to in Section 7 hereof and their respective successors and assigns, and no other persons will have any right or obligations hereunder.

         14. Applicable Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Any action or proceeding brought to enforce or arising out of any provision of this Agreement shall be brought only in a state or federal court located in the Borough of Manhattan, New York City, New York, and the parties hereto expressly consent to the jurisdiction of such courts and agree to waive any defense or claim of forum non conveniens they may have with respect to any such action or proceeding brought.

         15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall together constitute but one and the same instrument.

         16. Amendments and Waivers. This Agreement may be amended, modified, altered or terminated, and any of its provisions waived, only in a writing signed on behalf of the parties hereto.

                                         Very truly yours,

                                         FUND AMERICA INVESTORS
                                         CORPORATION II

                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:


GREENWICH CAPITAL MARKETS, INC.


By:
   ----------------------------
   Name:
   Title:


CONTIFINANCIAL SERVICES CORPORATION

By:
   ----------------------------
   Name:
   Title:


By:
   -----------------------------
   Name:
   Title: